Exhibit 99.1
This news release contains forward-looking statements, including those regarding our anticipated financial results for our fourth fiscal quarter and fiscal year 2010; our ability to sustain the positive trends in margin expansion and revenue growth in fiscal 2011; the continuation of the positive momentum in our business; our push into more differentiated services and a more cost effective operating model; the stability of underlying demand trends; our continuing penetration into high growth markets and differentiated services; such penetration’s driving continued revenue growth and margin expansion; our outlook for fiscal 2011; and our currently expected first quarter of fiscal year 2011 net revenue, core operating income, core and GAAP earnings per share results and the components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our fourth fiscal quarter that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; adverse changes in the demand, or expected demand, of our customers; adverse changes in current macro-economic conditions, both in the U.S. and internationally; our financial performance during and after the current economic conditions; our ability to maintain and improve costs, quality and delivery for our customers; risks and costs inherent in litigation; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2009, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Jabil Closes Record Year with Strong Fourth Quarter
Operating Income Increases 7 Percent Sequentially
St. Petersburg, FL — September 27, 2010...Jabil Circuit, Inc. (NYSE: JBL), reported its preliminary, unaudited financial results for the fourth quarter of fiscal year 2010, ended August 31, 2010. “Our business continued to show strength through the quarter, allowing us to post record revenue and earnings for Jabil’s fourth quarter and the full fiscal year,” said Timothy L. Main, President and CEO of Jabil. “We are particularly pleased to post core operating margins above four percent as we continue our push into differentiated services and a more cost effective operating model.”
(Definitions used: “GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges and loss on disposal of subsidiary. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, loss on disposal of subsidiary, certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core earnings per share as core earnings divided by the weighted average number of outstanding shares determined under GAAP. Jabil reports core operating income, core earnings and core earnings per share to provide investors with an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income and Jabil’s core earnings and core earnings per share to its GAAP net income and GAAP earnings per share and additional information in the supplemental information.)
Fourth Quarter 2010
Net revenue for the fourth quarter of fiscal 2010 was $3.9 billion compared to $2.8 billion for the same period of fiscal 2009.
GAAP results:
GAAP operating income for the fourth quarter of fiscal 2010 was $103.0 million compared to $43.1 million for the same period of fiscal 2009.
GAAP net income for the fourth quarter of fiscal 2010 was $58.7 million compared to $5.5 million for the same period of fiscal 2009.
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Jabil Earnings Release
September 27, 2010
GAAP diluted earnings per share for the fourth quarter of fiscal 2010 was $0.27 compared to $0.03 for the same period of fiscal 2009.
Core results:
Core operating income for the fourth quarter of fiscal 2010 was $157.0 million or 4.1 percent of net revenue compared to $65.4 million or 2.3 percent of net revenue for the same period of fiscal 2009.
Core earnings for the fourth quarter of fiscal 2010 were $112.1 million compared to $33.4 million for the same period of fiscal 2009.
Core diluted earnings per share for the fourth quarter of fiscal 2010 was $0.52 compared to $0.16 for the same period of fiscal 2009.
Fiscal Year 2010
Net revenue for the fiscal year was $13.4 billion compared to $11.7 billion for fiscal 2009.
GAAP results:
GAAP operating income for the fiscal year was $327.6 million compared to a loss of $910.2 million for fiscal 2009.
GAAP net income for the fiscal year was $168.8 million compared to a loss of $1.2 billion for fiscal 2009.
GAAP diluted earnings per share for the fiscal year was $0.78 compared to a loss per share of $5.63 for fiscal 2009.
Core results:
Core operating income for the fiscal year was $490.9 million or 3.7 percent of net revenue compared to $246.8 million or 2.1 percent of net revenue for fiscal 2009.
Core earnings for the fiscal year were $330.4 million compared to $132.0 million for fiscal 2009.
Core diluted earnings per share for the fiscal year was $1.52 compared to $0.62 for fiscal 2009.
Sequential Fourth Quarter Fiscal 2010
Operational Highlights
•	GAAP operating income increased 6.7 percent.

•	GAAP earnings increased $0.03 per fully diluted share.

•	Core operating income increased 19.1 percent.

•	Core earnings increased $0.12 per fully diluted share.
Balance Sheet and Cash Flow Highlights
•	Cash flow from operations for the quarter was approximately $285 million.

•	Sales cycle was 13 days for the fourth quarter of fiscal 2010.

•	Annualized inventory turns were seven for the fourth quarter of fiscal 2010.

•	Capital expenditures for the fourth quarter of fiscal 2010 were approximately $154 million.

•	Depreciation for the fourth quarter of fiscal 2010 was approximately $65 million.

•	Cash and cash equivalent balances were $744 million at the end of the fourth quarter of fiscal 2010.

•	Core return on invested capital was 26 percent for the fourth quarter of fiscal 2010.

•	A $0.07 dividend was paid on September 1, 2010.
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Jabil Earnings Release
September 27, 2010
Business Update
“As underlying demand trends appear to be stable, our continuing penetration into high growth markets and differentiated services are driving continued revenue growth and margin expansion,” said Timothy L. Main, Jabil’s President and CEO. “Expectations for our first fiscal quarter of 2011 place the company on path to post another record year in fiscal 2011,” Main said.
Jabil management indicated that it expects net revenue for its first quarter of fiscal 2011 to range from $3.9 billion to $4.0 billion.
Jabil estimated that its core operating income for its first quarter of fiscal 2011 will range from $165 to $175 million or 4.2 to 4.4 percent of net revenue.
Jabil indicated that it expects its core earnings per share for its first quarter of fiscal 2011 to range from $0.53 to $0.57 per diluted share.
GAAP earnings per share are expected to be in a range from $0.43 to $0.47 per diluted share for its first quarter of fiscal 2011. (GAAP earnings per share for the first quarter of fiscal 2011 is currently estimated to include $0.03 per share for amortization of intangibles and $0.07 per share for stock-based compensation.)
Supplemental Information
The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, loss on disposal of subsidiary, certain other expenses, net of tax and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core return on invested capital, core earnings and core earnings per share to provide investors with an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.
Company Conference Call Information
Jabil will hold a conference call to discuss the fourth fiscal quarter 2010 earnings tomorrow at 7:45 a.m. ET live on the Internet at http://www.jabil.com. The earnings conference call will be recorded and archived for playback on the web at http://www.jabil.com. A taped replay of the conference call will also be available September 28, 2010 at approximately 9:45 a.m. ET through midnight on October 5, 2010. To access the replay, call (800) 642-1687 from within the United States, or (706) 645-9291 outside the United States. The pass code is 11901025. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.
About Jabil
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Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 22 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on Jabil’s website: jabil.com.
Investor & Media Contact:
Beth Walters
Senior Vice President, Investor Relations & Communications
Jabil Circuit, Inc.
(727) 803-3511
beth_walters@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	August 31,	August 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$744,329	$876,272
Trade accounts receivable, net	1,408,319	1,260,962
Inventories, net of deposits of $151 million at August 31, 2010	1,943,602	1,226,656
Prepaid expenses and other current assets	349,165	247,795
Income taxes receivable	35,560	37,448
Deferred income taxes	22,510	27,693

Total current assets	4,503,485	3,676,826

Property, plant and equipment, net	1,451,392	1,377,729
Goodwill and intangible assets, net	132,568	156,288
Deferred income taxes	55,101	49,673
Other assets	74,669	57,342

Total assets	$6,217,215	$5,317,858

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and long-term lease obligations	$167,566	$197,575
Accounts payable	2,741,719	1,938,009
Accrued expenses	521,720	537,851
Income taxes payable	19,236	11,831
Deferred income taxes	4,401	660

Total current liabilities	3,454,642	2,685,926

Notes payable, long-term debt and long-term lease obligations, less current installments	1,018,930	1,036,873
Income tax liability	86,351	78,348
Deferred income taxes	1,462	4,178
Other liabilities	63,058	70,124

Total liabilities	4,624,443	3,875,449

Equity:
Jabil Circuit, Inc. stockholders’ equity:
Common stock	220	217
Additional paid-in capital	1,541,507	1,455,214
Retained earnings (accumulated deficit)	123,303	(13,700)
Accumulated other comprehensive income	122,062	196,972
Treasury stock at cost	(209,046)	(203,541)

Total Jabil Circuit, Inc. stockholders’ equity	1,578,046	1,435,162

Non-controlling interests	14,726	7,247

Total equity	1,592,772	1,442,409

Total liabilities and equity	$6,217,215	$5,317,858

JABIL CIRCUIT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three months ended		Twelve months ended
	August 31,	August 31,	August 31,	August 31,
	2010	2009	2010	2009

Net revenue	$3,860,933	$2,799,528	$13,409,411	$11,684,538
Cost of revenue	3,573,425	2,608,561	12,405,267	10,965,723

Gross profit	287,508	190,967	1,004,144	718,815

Operating expenses:
Selling, general and administrative	160,512	127,807	589,738	495,941
Research and development	6,632	8,714	28,085	27,321
Amortization of intangibles	5,980	7,719	25,934	31,039
Restructuring and impairment charges	2,512	3,582	8,217	51,894
Loss on disposal of subsidiary	8,882	—	24,604	—
Goodwill impairment charges	—	—	—	1,022,821

Operating income (loss)	102,990	43,145	327,566	(910,201)

Interest, net and other	19,704	33,223	80,299	94,932

Income (loss) before income taxes	83,286	9,922	247,267	(1,005,133)

Income tax expense	23,910	3,989	76,501	160,898

Net income (loss)	59,376	5,933	170,766	(1,166,031)

Net income (loss) attributable to non-controlling interests, net of income tax expense	685	426	1,926	(819)

Net income (loss) attributable to Jabil Circuit, Inc.	$58,691	$5,507	$168,840	$(1,165,212)

Earnings (loss) per share:
Income (loss) attributable to the stockholders of Jabil Circuit, Inc.:
Basic	$0.27	$0.03	$0.79	$(5.63)

Diluted	$0.27	$0.03	$0.78	$(5.63)

Weighted average shares outstanding:
Basic	214,011	213,830	214,332	207,002

Diluted	215,997	214,980	217,597	207,002

JABIL CIRCUIT, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES
(In thousands, except for per share data)
(Unaudited)

	Three months ended		Twelve months ended
	August 31,	August 31,	August 31,	August 31,
	2010	2009	2010	2009

Operating income (loss) (GAAP)	$102,990	$43,145	$327,566	$(910,201)
Amortization of intangibles	5,980	7,719	25,934	31,039
Stock-based compensation and related charges	36,629	10,982	104,609	44,026
Restructuring and impairment charges	2,512	3,582	8,217	51,894
Goodwill impairment charges	—	—	—	1,022,821
Loss on disposal of subsidiary	8,882	—	24,604	—
Distressed customer charges	—	—	—	7,256

Core operating income (Non-GAAP)	$156,993	$65,428	$490,930	$246,835

Net income (loss) (GAAP)	$58,691	$5,507	$168,840	$(1,165,212)
Amortization of intangibles, net of tax	5,968	8,129	25,887	30,916
Stock-based compensation and related charges, net of tax	36,006	11,857	102,719	43,088
Restructuring and impairment charges, net of tax	2,537	5,560	8,314	63,490
Goodwill impairment charges, net of tax	—	—	—	1,018,157
Distressed customer charges, net of tax	—	—	—	6,329
Loss on disposal of subsidiary, net of tax	8,882	—	24,604	—
Deferred tax valuation allowance charges	—	(10,983)	—	121,929
Other expense, net of tax	—	13,317	—	13,317

Core earnings (Non-GAAP)	$112,084	$33,387	$330,364	$132,014

Earnings (loss) per share: (GAAP)
Basic	$0.27	$0.03	$0.79	$(5.63)

Diluted	$0.27	$0.03	$0.78	$(5.63)

Core earnings per share: (Non-GAAP)
Basic	$0.52	$0.16	$1.54	$0.62

Diluted	$0.52	$0.16	$1.52	$0.62

Common shares used in the calculations of earnings (loss) per share (GAAP):
Basic	214,011	213,830	214,332	207,002

Diluted	215,997	214,980	217,597	207,002

Common shares used in the calculations of earnings per share (Non-GAAP):
Basic	214,011	213,830	214,332	213,426

Diluted	215,997	213,903	217,597	213,498